UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2012

DIONICS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-08161

Delaware	11-2166744
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

No.8 Ji Yang Road, Xinzhou District Shangrao City, Jiangxi Province, China	334000
(Address of principal executive offices)	(Zip Code)

86 793 8070319 / 86 793 8070676
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Principal Accountant

1.    On August 1, 2012, Dionics, Inc. (the “Company”) dismissed Michael F. Albanese, CPA as the independent registered public accounting firm for the Company.   The dismissal of Michael F. Albanese, CPA was approved by the Board of Directors of the Company on August 1, 2012.

2.   Michael F. Albanese, CPA, issued an audit report on the consolidated financial statements of the Company as at and for the years ended December 31, 2011 and 2010, which did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

3.    In connection with the audit of the  financial statements of the Company for the fiscal years ended December 31, 2010and 2011 and through the date of this Current Report: (i) there were no disagreements between the Company and Michael F. Albanese, CPA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Michael F. Albanese, CPA would have caused Michael F. Albanese, CPA to make reference to the subject matter of the disagreement in its report on the Company's financial statements for such year or during the interim period through the date of this Report, and (ii) there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

4.    The Company has provided Michael F. Albanese, CPA a copy of the disclosures in this Form 8-K and has requested that Michael F. Albanese, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Michael F. Albanese, CPA agrees with the Company's statements in this Item 4.01(a). A copy of the letter furnished by Michael F. Albanese, CPA in response to that request has been filed as an exhibit to this Form 8-K/A.

(b) Engagement of Principal Accountant

1.    On August 1, 2012 the Company engaged Anderson Bradshaw, PLLC as its registered independent public accountants for the fiscal year ending December 31, 2012. The decision to engage Anderson Bradshaw, PLLC was approved by the Board of Directors of the Company on August 1, 2012.

2.    During the Company's two most recent fiscal years ended December 31, 2010 and 2011 and through the date of this Current Report, the Company did not consult with Anderson Bradshaw PLLC on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Anderson Bradshaw PLLC did not provide either a written report or oral advice to the Company that Anderson Bradshaw PLLC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of  Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. Prior to August 1, 2012, the partners of Anderson Bradshaw PLLC were partners of Child, Van Wagoner & Bradshaw, PLLC, , which has been the independent certified public accountant for Shangrao Bai Hua Zhou Industrial Co., Ltd (“Shangrao”), the variable interest entity in China which we control through a series of contractual arrangementsfas a result of our acquisition of Bai Hua Zhou Green Resources (China) Investment Group Limited, a British Virgin Islands company, on June 29, 2012, and issued its report on the financial statements of Shangrao as at and for the years ended December 31, 2011 and 2010.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from Michael F. Albanese, CPA to the Commission

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2012

DIONICS, INC.

By:	/s/ Liu Shuzong
Liu Shuzhong
Chief Executive Officer